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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated June 23, 2003 accompanying the consolidated financial statements of Motorcar Parts of America, Inc. (formerly Motorcar Parts & Accessories, Inc.) appearing in the 2003 Form 10-K for the year ended March 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Motorcar Parts of America, Inc. on Form S-8.





/s/ GRANT THORNTON, LLP.


Irvine, California
March 15, 2004